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                                                                    Exhibit 21.1


Name of Subsidiary                              Jurisdiction
------------------                              ------------


CB Hillier Parker, Ltd.                         United Kingdom
CB Richard Ellis, Inc.                          Delaware
CB Richard Ellis Investors, L.L.C.              Delaware
L.J. Melody & Company                           Texas